 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
 _________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 21, 2014
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LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)
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DELAWARE	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)
(415) 501-6000
(Registrant’s telephone number, including area code)
  _________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement
On March 21, 2014, Levi Strauss & Co. (the “Company”), Levi Strauss & Co. (Canada) Inc. (“LS Canada”) and certain other subsidiaries of the Company, entered into an amended and restated credit facility (the “Amended and Restated Credit Agreement”), with JPMorgan Chase Bank, N.A., as Administrative Agent (the “Agent”), JPMorgan Chase Bank, N.A., Toronto Branch, as Multicurrency Administrative Agent, Bank of America, N.A. (“BofA”), Wells Fargo Capital Finance, LLC (“Wells Fargo”), and HSBC Bank USA, National Association (“HSBC”), as Co-Syndication Agents, Deutsche Bank Securities Inc. (“Deutsche”), and Goldman Sachs Bank USA (“Goldman”), as Co-Documentation Agents, and the other financial institutions and arrangers party thereto, which amends and restates the existing Credit Agreement, dated as of September 30, 2011, (the “Existing Credit Agreement”).
The Amended and Restated Credit Agreement modifies several terms of the Existing Credit Agreement including (a) extending the term of the agreement to March 2019, subject to shortening if obligations under the Company’s Euro Note Indenture (as defined in the Amended and Restated Credit Agreement) are outstanding on February 13, 2018, (b) increasing the size of the trademark sub-limit tranche from $250 million to $350 million, (c) reducing the borrowings interest rate from LIBOR plus 150 – 275 basis points to LIBOR plus 125 – 200 basis points, depending on borrowing base availability and (d) reducing the rate for undrawn availability from 37.5 – 50 basis points to 25 – 30 basis points.
All other terms of the Existing Credit Agreement, as described in our Current Report on Form 8-K filed on September 30, 2011, (including, without limitation, guarantees and security, covenants, events of default), have not been materially changed as a result of the Amended and Restated Credit Agreement and remain in full force and effect.
The foregoing does not constitute a complete summary of the terms of the Amended and Restated Credit Agreement and reference is made to the complete text of the governing document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference.
The financial institutions party to the Amended and Restated Credit Agreement have performed certain services for the Company and its affiliates from time to time for which they have received customary fees and expenses. Specifically, the Agent, BofA and their respective affiliates have provided investment banking and advisory services and general banking and financing services. Wells Fargo, Goldman and their respective affiliates have provided investment banking and advisory services, and HSBC, Deutsche and their respective affiliates have provided certain banking services. Each of these institutions and their respective affiliates may, from time to time in the future, engage in transactions with and perform services for the Company and its affiliates in the ordinary course of their business for which they will receive customary fees or expenses.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

10.1
Amended and Restated Credit Agreement, dated as of March 21, 2014, by and among Levi Strauss & Co., Levi Strauss & Co. (Canada) Inc., certain other subsidiaries of Levi Strauss & Co. party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Multicurrency Administrative Agent, the other financial institutions, agents and arrangers party thereto.

10.1b	Exhibits to the Amended and Restated Credit Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE:	March 24, 2014	By:	/s/ Heidi L. Manes
		Name:	Heidi L. Manes
		Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

10.1
Amended and Restated Credit Agreement, dated as of March 21, 2014, by and among Levi Strauss & Co., Levi Strauss & Co. (Canada) Inc., certain other subsidiaries of Levi Strauss & Co. party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Multicurrency Administrative Agent, the other financial institutions, agents and arrangers party thereto.

10.1b	Exhibits to the Amended and Restated Credit Agreement.